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                                                                    EXHIBIT 10.2

                                FIRST AMENDMENT
                               OF SCIQUEST, INC.
                               STOCK OPTION PLAN


     THIS FIRST AMENDMENT of SciQuest, Inc. Stock Option Plan is dated as of September 11, 1998.

     WHEREAS, the Board of Directors of SciQuest, Inc. (the "Company") has adopted and the shareholders of the Company have approved the SciQuest, Inc. Stock Option Plan (the "Plan"); and

     WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan in order to increase the maximum number of shares issuable pursuant to options granted under the Plan from 225,000 to 838,891.

     NOW, THEREFORE, the Plan shall be amended as follows:

     1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

          "The maximum number of shares of Stock which may be issued under the Plan shall be Eight Hundred Thirty-Eight Thousand Eight Hundred Ninety-One (838,891) shares."

     2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

     IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors of the Company on the 10th day of September, 1998 and by the shareholders of the Company on the 11th day of September, 1998.


                                        SCIQUEST, INC.
[CORPORATE SEAL]

                                        By: /s/ Scott Andrews
                                            -----------------
ATTEST:                                     Scott Andrews
                                            President

By: /s/ Holly A. Coldiron
    ---------------------
    Holly A. Coldiron
    Assistant Secretary